Exhibit 10.4

AMENDMENT TO THE

NAUGATUCK VALLEY FINANCIAL CORPORATION

AND NAUGATUCK VALLEY SAVINGS & LOAN

DEFERRED COMPENSATION PLAN FOR DIRECTORS

This Amendment to the Naugatuck Valley Financial Corporation and Naugatuck Valley Savings & Loan Deferred Compensation Plan for Directors (“Directors’ Deferred Compensation Plan”) is made as of June 3, 2015.

1. Section 9 of the Directors’ Deferred Compensation Plan is hereby deleted in its entirety and such section shall be designated as reserved for future use.

2. In the event of termination of the Agreement and Plan of Merger by and between Liberty Bank and Naugatuck Valley Financial Corporation prior to the effective time of the merger contemplated thereby, this Amendment shall become void and have no further force and effect.

3. The other terms and provisions of the Directors’ Deferred Compensation Plan shall not be affected by this amendment, and the Directors’ Deferred Compensation Plan shall continue in full force and effect as amended hereby.

4. This Amendment may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

NOW, THEREFORE, this amendment is hereby executed by a duly authorized officer of Naugatuck Valley Savings and Loan and Naugatuck Valley Financial Corporation, and consented to by the affected directors in the Directors’ Deferred Compensation Plan.

DIRECTORS	NAUGATUCK VALLEY SAVINGS AND LOAN

/s/ Carlos S. Batista	/s/ William C. Calderara
Carlos S. Batista	William C. Calderara

/s/ James M. Mengacci	NAUGATUCK VALLEY FINANCIAL
James M. Mengacci	CORPORATION

/s/ Richard M. Famiglietti	/s/ William C. Calderara
Richard M. Famiglietti	William C. Calderara